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                                                                   Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

GENERAL MOTORS CORPORATION:

We consent to the use in this Registration Statement on Form S-3 of General Motors Corporation of our report dated January 20, 1999 (March 1, 1999 as to
Note 19) appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference in this Registration Statement of:

-- our report dated April 12, 1999 appearing in the Current Report on Form 8-K of General Motors Corporation dated April 12, 1999 and filed April 15, 1999; and

-- our report dated January 20, 1999 (March 1, 1999 as to Note 19) appearing on page IV-16 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1998.

We also consent to the reference to us under the headings "Hughes Summary Financial Data", "GM Summary Consolidated Financial Data", "Hughes Selected Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
May 4, 1999